Exhibit 10.38

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of September 3, 2010, by and between PACIFIC OFFICE MANAGEMENT, INC., a Delaware corporation (“Assignor”), and PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Assignee”).

RECITALS:

A.         Assignor, as “Purchaser”, and GRE Glendale LLC, a Delaware limited liability company (“Glendale Seller”), GRE Empire Towers LP, a Delaware limited partnership (“Empire Towers Seller”), GRE Cornerstone LLC, a Delaware limited liability company (“Cornerstone Seller”), GRE Kearny Mesa LP, a Delaware limited partnership (“Mesa Seller”), GRE Rio Vista LP, a Delaware limited partnership (“Rio Vista Seller”), GRE Walnut Creek LLC, a Delaware limited liability company (“Walnut Creek Seller” and with Glendale Seller, Empire Towers Seller, Cornerstone Seller, Mesa Seller, and Rio Vista Seller, each individually a “Seller” and, collectively, “Sellers”) collectively, as “Sellers”, have entered into that certain Sale, Purchase and Escrow Agreement (Property Pool A) dated as of August 12, 2010 (the “Original Purchase Agreement”), as amended by that certain First Amendment to Sale, Purchase and Escrow Agreement (Property Pool A) dated as of August 30, 2010, by and between Assignor and Sellers (the Original Purchase Agreement, as so amended, is referred to herein as the “Purchase Agreement”), respecting the purchase of certain “Property Pool A” (as more particularly described in the Purchase Agreement). All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms in the Purchase Agreement.

B.         Assignor and Assignee now desire to enter into this Agreement to provide for the assignment by Assignor to Assignee of all right, title and interest of Assignor as “Purchaser” in, to and under the Purchase Agreement, and Assignee’s assumption of the obligations of “Purchaser” under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.         Assignor hereby assigns to Assignee all right, title and interest of Assignor as “Purchaser” in, to and under the Purchase Agreement. Assignee hereby accepts the foregoing assignment and assumes the obligations of Assignor as “Purchaser” under the Purchase Agreement.

2.         If Assignee delivers the Second Deposit to Escrow Agent pursuant to the Purchase Agreement, then upon delivery of the Second Deposit to Escrow Agent, Assignee shall also deliver $1,710,000.00 (the “Replacement Initial Deposit”) to Escrow Agent to replace the Initial Deposit as made by Assignor, and upon receipt of such Replacement Initial Deposit from Assignee, Escrow Agent shall refund by wire transfer to Assignor the Initial Deposit as made by Assignor and treat such Replacement Initial Deposit as made by Assignee as the Initial Deposit for all purposes of the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

ASSIGNOR:		ASSIGNEE:

PACIFIC OFFICE MANAGEMENT, INC.,		PACIFIC OFFICE PROPERTIES, L.P.,
a Delaware corporation		a Delaware limited partnership

By:	/s/ Jim Ingebritsen	By:	PACIFIC OFFICE PROPERTIES TRUST,
INC., a Maryland corporation,
Jim Ingebritsen, President			its General Partner
(Print Name and Title)

			By:	/s/ Jim Ingebritsen

Jim Ingebritsen, President
(Print Name and Title)

2